EXHIBIT 99.1
                                                                    ------------



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Solitron Devices, Inc. (the "Company") on Form 10-QSB for the period ended August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shevach Saraf, Chairman, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

   1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                         /s/ Shevach Saraf
                                         ---------------------------------------
                                         Shevach Saraf
                                         Chairman, President and Chief Executive
                                         Officer, Treasurer and Chief Financial
                                         Officer


                                         October 11, 2002